Exhibit 4.4




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                                  -------------


                                  HEMASURE INC.

                                       AND

                                  SEPRACOR INC.

                                  -------------





                                WARRANT AGREEMENT


                         Dated as of September 15, 1998




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728537.3

          WARRANT AGREEMENT, dated as of September 15, 1998 (the "Agreement"), between HEMASURE INC., a Delaware corporation ("HemaSure"), and SEPRACOR INC., a Delaware corporation (the "Holder").


                              W I T N E S S E T H:

          WHEREAS, HemaSure and the Holder are parties to a Revolving Credit Arrangement (the "RCA") pursuant to which the Holder has guaranteed the payment by the Company of all unpaid balances outstanding under the RCA at the end of the term of the RCA; and

          WHEREAS, in consideration of the Holder's guarantee under the RCA, HemaSure agreed to issue to the Holder 1,700,000 warrants (individually a "Warrant," and collectively, the "Warrants"), to purchase up to an aggregate of 1,700,000 shares of common stock, $.01 par value per share, of HemaSure ("Common Stock"), upon the terms and conditions as set forth below.

          NOW, THEREFORE, in consideration of these premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Grant. The Holder is hereby granted the right to purchase (i) 1,000,000 shares of Common Stock, at an exercise price of $0.69 per share (the "Exercise Price") of Common Stock, at any time prior to 5:00 p.m., New York City time on September 14, 2003, and (ii) 700,000 shares of Common Stock, at the Exercise Price, at any time following the date, if any, that the Company's indebtedness for principal amounts borrowed under the RCA exceeds $3,000,000, in each case, subject to the terms and conditions of this Agreement.

          2. Warrant Certificate. The warrant certificate (the "Warrant Certificate") to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A attached hereto, and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

          3. Exercise of Warrants. The Warrants are exercisable at the aggregate Exercise Price for the number of Warrants so exercised at any time prior to 5:00 p.m. New York City time on September 14, 2003, subject to adjustment as provided in Section 7 hereof. Payment of such Exercise Price shall be made, at the option of the Holder specified in its notice of exercise, (i) by wire transfer or by certified or official bank check payable to the order of the Company in immediately available funds in lawful money of the United States of America; or
(ii) by reducing the number of shares of Common Stock issuable to the Holder by a number of shares of Common Stock that have a value equal to the Exercise Price which otherwise would have been paid. For the purpose of any exercise pursuant to the previous sentence, the value of a share of Common Stock shall be the last reported sale price of the Common Stock on the OTC Bulletin Board, or any other interdealer quotation system on which the Common Stock is included for quotation, or, if none, the fair market value of such shares as reasonably determined by the Board of Directors of the Company. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price for the shares of Common Stock purchased, if applicable, at HemaSure's principal offices located at 140 Locke Drive, Marlborough, MA 01752, the Holder shall be entitled to receive a certificate or certificates for the shares of Common

                                       -1-
728537.3

Stock so purchased. The purchase rights represented by the Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional shares of the Common Stock underlying the Warrants), but in no event for less than 25,000 shares at any one time. In the case of the purchase of less than all the shares of Common Stock purchasable under any Warrant Certificate, HemaSure shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the shares of Common Stock purchasable thereunder.

          4. Issuance of Certificates. Upon the exercise of the Warrants, the issuance of certificates for shares of Common Stock or other securities, properties or rights underlying such Warrants shall be made forthwith (and in any event within ten (10) business days thereafter) without charge to the Holder including, without limitation, any tax which may be payable in respect of the issuance thereof, and such certificates shall be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that HemaSure shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and HemaSure shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to HemaSure the amount of such tax or shall have established to the satisfaction of HemaSure that such tax has been paid.

          The Warrant Certificate and the certificates representing the Shares shall be executed on behalf of HemaSure by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Chief Executive Officer or Vice President of HemaSure under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of HemaSure. The Warrant Certificate shall be dated the date of execution by HemaSure upon initial issuance, division, exchange, substitution or transfer.

          5. Restriction on Transfer of Warrants. The Holder of the Warrant Certificate, by its acceptance thereof, covenants and agrees:

               (i) that the Warrants and the shares of Common Stock issuable on exercise of the Warrants (the "Shares") are being acquired as an investment and not with a view to the distribution thereof;

               (ii) that it understands that neither the Warrants nor the Shares have been registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance on an exemption therefrom for transactions not involving any public offering, and that neither the Warrants nor the Shares have been approved or disapproved by the United States Securities and Exchange Commission (the "Commission") or by any other Federal or state agency;

               (iii) it understands that neither the Warrants nor the Shares can be sold, transferred or assigned unless registered by HemaSure pursuant to the Securities Act and any applicable state securities laws, or unless an exemption therefrom is available, and, accordingly, it may not be possible for the undersigned to liquidate its investment in the Warrants and the Shares, and it agrees not to sell, assign or otherwise transfer or dispose of the Warrants or the Shares unless such Warrants or Shares, as applicable, have been so registered or an exemption from registration is available;


                                       -2-
728537.3

               (iv) the Holder hereby acknowledges that all documents, records and books pertaining to HemaSure's business have been made available to the Holder and the Holder's attorney and/or accountant and/or representative. The Holder has had an opportunity to ask questions and receive answers from HemaSure concerning the business and assets of HemaSure and all such questions have been answered to the full satisfaction of the Holder; and

               (v) it is an accredited investor, as that term is defined in Regulation D under the Securities Act.

          6. Securities Act of 1933; Legends. Upon exercise, in part or in whole, of the Warrants, certificates representing the Shares underlying the Warrant and any of the other securities issuable upon exercise of the Warrant (the "Warrant Shares") shall bear the following legend only if such Warrant Shares are not then registered pursuant to an effective registration statement under the Act:

               The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or
               (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

          7. Subdivision and Combination. In case HemaSure shall at any time subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination, and the number of shares subject to the Warrant shall be proportionally increased or decreased, as the case may be.

          8. Merger or Consolidation. In case of any consolidation of HemaSure with, or merger of HemaSure with, or merger of HemaSure into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), the corporation formed by such consolidation or merger shall execute and deliver to the Holder a supplemental warrant agreement having terms as nearly substantively equivalent as practical to the terms hereof, providing that the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by the Holder of the number of shares of Common Stock of HemaSure for which such warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. The above provision of this subsection shall similarly apply to successive consolidations or mergers.

          9. Exchange and Replacement of Warrant Certificates. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the Holder at the principal executive office of HemaSure, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

          Upon receipt by HemaSure of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of an

                                       -3-
728537.3
indemnity agreement reasonably satisfactory to it, and upon surrender and cancellation of the Warrants, if mutilated, HemaSure will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

          10. Elimination of Fractional Interests. HemaSure shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock or other securities, properties or rights.

          11. Reservation of Securities. HemaSure shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock or other securities, properties or rights as shall be issuable upon the exercise thereof.

          12. Notices to the Holder. Nothing contained in this Agreement shall be construed as conferring upon the Holder the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of HemaSure. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

               (a) HemaSure shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of HemaSure;

               (b) HemaSure shall offer to all of the holders of its Common Stock any additional shares of capital stock of HemaSure or securities convertible into or exchangeable for shares of capital stock of HemaSure, or any option, right or warrant to subscribe therefor; or

               (c) a dissolution, liquidation or winding up of HemaSure (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed;

then, in any one or more of said events, HemaSure shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

          13. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made and sent when delivered, or mailed by registered or certified mail, return receipt requested:

                                       -4-
728537.3

               (a) If to the Holder, to the address of the Holder as shown on the books of HemaSure; or

               (b) If to HemaSure, to the address set forth in Section 3 hereof or to such other address as HemaSure may designate by notice to the Holder.

          14. [Intentionally Omitted].

          15. Successors. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of HemaSure, the Holder and their respective successors and assigns hereunder.

          16. Termination. This Agreement shall terminate in its entirety at 5:00 p.m., New York City time, on September 14, 2003.

          17. Governing Law; Submission to Jurisdiction.

          (a) This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws.

          (b) HemaSure and the Holder hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of Delaware or of the United States of America for the District of Delaware, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. HemaSure and the Holder hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon HemaSure and the Holder (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 15 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. HemaSure and the Holder agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

          18. Entire Agreement; Modification. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

          19. Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

          20. Captions. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.


                                       -5-
728537.3

          21. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than HemaSure or the Holder any legal or equitable right, remedy or claim under this Agreement.

          22. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument. Photocopies or facsimiles of executed copies of this Agreement may be treated as originals.



                            [signature page follows]



                                       -6-
728537.3

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                  HEMASURE INC.


                                  By: /s/James B. Murphy
                                      ------------------
                                      Name:    James B. Murphy
                                      Title:   Senior VP Finance and
                                                  Administration


                                  SEPRACOR INC.


                                  By: /s/Robert Scumaci
                                      ------------------
                                      Name:    Robert Scumaci
                                      Title:   Senior VP Finance and
                                                  Administration


                                       -7-
728537.3